Exhibit 99.4

Blackbaud, Inc.
Unaudited Pro Forma Condensed
Combined Financial Statements

On October 1, 2014, Blackbaud, Inc., a Delaware corporation (“Blackbaud”), acquired all of the outstanding equity interests of MicroEdge Holdings, LLC, a Delaware limited liability company (“MicroEdge”), based in New York, New York. Blackbaud financed the acquisition with cash on hand and borrowings under its existing credit facility for an aggregate purchase price of $160 million, subject to certain adjustments set forth in the purchase agreement.

The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of MicroEdge had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of comprehensive income for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were prepared as if the acquisition had occurred on January 1, 2013.

These unaudited pro forma condensed combined statements of comprehensive income are based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of MicroEdge been consummated as of January 1, 2013. Certain of the estimated pro forma adjustments arising from the acquisition were derived from the purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocation. The preliminary estimates and assumptions used to determine the preliminary purchase price allocation are subject to change during the measurement period, which is the time after the acquisition during which the acquirer obtains the information needed to identify and measure the consideration transferred, the assets acquired and the liabilities assumed, not to exceed one year from the acquisition date. Accordingly, the initial purchase price allocation is preliminary and will be adjusted upon completion of the final valuation. Certain of the estimated pro forma adjustments arising from the acquisition were recorded to conform the accounting policies of MicroEdge to those of Blackbaud.
The unaudited pro forma adjustments are based upon available information and assumptions that Blackbaud believes are reasonable and reflect only those adjustments directly related to the MicroEdge acquisition that are factually supportable, and with respect to the unaudited pro forma condensed combined statements of comprehensive income, expected to have a continuing impact. The unaudited condensed combined pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Blackbaud and MicroEdge.

The unaudited pro forma condensed combined balance sheet and statements of comprehensive income and related notes thereto should be read in conjunction with Blackbaud’s historical consolidated financial statements as previously filed in Blackbaud’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on February 26, 2014, and other forms filed with the SEC from time to time. In addition, this unaudited condensed combined pro forma information should be read in conjunction with MicroEdge’s historical consolidated financial statements for the year ended December 31, 2013 and for the nine months ended September 30, 2014. These financial statements are included in this Current Report on Form 8-K/A (Amendment No. 1) as exhibits 99.2 and 99.3, respectively.

Blackbaud, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014

	Historical		Pro Forma
(in thousands)	Blackbaud	MicroEdge	Adjustments(1)		Combined
Assets
Current assets:
Cash and cash equivalents	$53,960	$3,621	$140,000	(a)	$37,063
			(160,000)	(a)
			(518)	(h)
Donor restricted cash	50,075	—	—		50,075
Accounts receivable, net of allowance	69,194	6,427	—		75,621
Prepaid expenses and other current assets	30,800	1,740	954	(b)	33,747
			253	(s)
Deferred tax asset, current portion	6,807	—	4,134	(c)	10,941
Total current assets	210,836	11,788	(15,177)		207,447
Property and equipment, net	48,014	1,320	—		49,334
Goodwill	274,065	17,183	(17,183)	(d)	352,567
			78,502	(f)
Intangible assets, net	147,422	12,183	(12,183)	(d)	234,822
			87,400	(g)
Other assets	22,647	618	(262)	(e)	23,229
			226	(h)
Total assets	$702,984	$43,092	$121,323		$867,399
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,346	$552	$—		$13,898
Accrued expenses and other current liabilities	42,938	1,946	(125)	(k)	50,411
			5,399	(i)
			253	(s)
Donations payable	50,075	—	—		50,075
Debt, current portion	4,372	4,207	(4,207)	(e)	4,372
Deferred revenue, current portion	195,319	19,994	(9,394)	(l)	205,919
Total current liabilities	306,050	26,699	(8,074)		324,675
Debt, net of current portion	166,771	29,944	(29,944)	(e)	306,479
			140,000	(a)
			(292)	(h)
Deferred tax liability	30,447	—	5,551	(c)	35,998
Deferred revenue, net of current portion	9,440	1,606	(806)	(l)	10,240
Other liabilities	6,140	348	(348)	(j)	6,140
Total liabilities	518,848	58,597	106,087		683,532
Stockholders’ equity:
Preferred stock	—	27,000	(27,000)	(m)	—
Common stock	56	—	—		56
Additional paid-in capital	237,152	—	—		237,152
Treasury stock	(184,299)	—	—		(184,299)
Accumulated other comprehensive loss	(1,061)	—	—		(1,061)
Distribution to shareholders	—	(44,891)	44,891	(m)	—
Retained earnings	132,288	2,386	(2,386)	(m)	132,019
			(1,223)	(i)
			954	(b)
Total stockholders’ equity	184,136	(15,505)	15,236		183,867
Total liabilities and stockholders’ equity	$702,984	$43,092	$121,323		$867,399
(1) See Note 3. Pro forma adjustments for explanation of adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.
Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
For The Nine Months Ended September 30, 2014

	Historical		Pro Forma
(in thousands, except share and per share amounts)	Blackbaud	MicroEdge	Adjustments(1)		Combined
Revenue
License fees	$11,195	$705	$—		$11,900
Subscriptions	190,296	11,695	—		201,991
Services	95,768	1,606	—		97,374
Maintenance	109,000	11,600	—		120,600
Other revenue	5,349	—	—		5,349
Total revenue	411,608	25,606	—		437,214
Cost of revenue
Cost of license fees	1,403	62	—		1,465
Cost of subscriptions	95,130	1,600	(973)	(n)	101,227
			5,470	(o)
Cost of services	78,914	2,208	(4)	(p)	81,118
Cost of maintenance	17,544	1,480	2,325	(o)	21,349
Cost of other revenue	3,183	—	—		3,183
Total cost of revenue	196,174	5,350	6,818		208,342
Gross profit	215,434	20,256	(6,818)		228,872
Operating expenses
Sales and marketing	78,647	5,767	(1,336)	(n)	82,556
			(514)	(b)
			(8)	(p)
Research and development	54,265	5,139	(2)	(p)	59,402
General and administrative	42,118	4,096	(1,141)	(k)	43,830
			(1,243)	(p)
Amortization	1,629	—	525	(o)	2,154
Total operating expenses	176,659	15,002	(3,719)		187,942
Income from operations	38,775	5,254	(3,099)		40,930
Interest income	46	—	—		46
Interest expense	(4,059)	(1,802)	1,802	(e)	(5,624)
			(1,330)	(q)
			(88)	(h)
			(147)	(r)
Loss on debt extinguishment and termination of derivative instruments	(996)	—	—		(996)
Other income (expense), net	18	(1,077)	—		(1,059)
Income before provision for income taxes	33,784	2,375	(2,862)		33,297
Income tax provision	10,310	66	(1,116)	(t)	9,260
Net income	$23,474	$2,309	$(1,746)		$24,037
Earnings per share
Basic	$0.52				$0.53
Diluted	$0.51				$0.53
Common shares and equivalents outstanding
Basic weighted average shares	45,160,434				45,160,434
Diluted weighted average shares	45,704,157				45,704,157
Dividends per share	$0.36				0.36

Other comprehensive income
Foreign currency translation adjustment	(62)	—	—		(62)
Unrealized gain on derivative instruments, net of tax	386	—	(143)	(r)	243
Total comprehensive income	324	—	(143)		181
Comprehensive income	$23,798	$2,309	$(1,889)		$24,218
(1) See Note 3. Pro forma adjustments for explanation of adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.
Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
For The Year Ended December 31, 2013

	Historical		Pro Forma
(in thousands, except share and per share amounts)	Blackbaud	MicroEdge	Adjustments(1)		Combined
Revenue
License fees	$16,715	$1,893	$—		$18,608
Subscriptions	212,656	12,853	—		225,509
Services	126,548	2,360	—		128,908
Maintenance	138,745	16,238	—		154,983
Other revenue	9,153	—	—		9,153
Total revenue	503,817	33,344	—		537,161
Cost of revenue
Cost of license fees	2,763	16	—		2,779
Cost of subscriptions	93,649	1,836	(1,297)	(n)	99,661
			5,473	(o)
Cost of services	104,005	3,121	—		107,126
Cost of maintenance	25,741	2,088	1,296	(o)	29,125
Cost of other revenue	6,505	—	—		6,505
Total cost of revenue	232,663	7,061	5,472		245,196
Gross profit	271,154	26,283	(5,472)		291,965
Operating expenses
Sales and marketing	97,614	7,361	(1,781)	(n)	102,753
			(441)	(b)
Research and development	65,645	6,268	—		71,913
General and administrative	50,320	4,395	(1,177)	(k)	53,538
Restructuring	3,494	—	—		3,494
Amortization	2,539	—	700	(o)	3,239
Total operating expenses	219,612	18,024	(2,699)		234,937
Income from operations	51,542	8,259	(2,773)		57,028
Interest income	67	—	—		67
Interest expense	(5,818)	(2,726)	2,726	(e)	(8,047)
			(1,843)	(q)
			(117)	(h)
			(269)	(r)
Other income (expense), net	(462)	(1,504)	—		(1,966)
Income before provision for income taxes	45,329	4,029	(2,276)		47,082
Income tax provision	14,857	80	(888)	(t)	14,049
Net income	$30,472	$3,949	$(1,388)		$33,033
Earnings per share
Basic	$0.68				$0.74
Diluted	$0.67				$0.73
Common shares and equivalents outstanding
Basic weighted average shares	44,684,812				44,684,812
Diluted weighted average shares	45,421,140				45,421,140
Dividends per share	$0.48				$0.48

Other comprehensive income
Foreign currency translation adjustment	53	—	—		53
Unrealized gain on derivative instruments, net of tax	535	—	(143)	(r)	392
Total comprehensive income	588	—	(143)		445
Comprehensive income	$31,060	$3,949	$(1,531)		$33,478
(1) See Note 3. Pro forma adjustments for explanation of adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 was prepared as if the acquisition of MicroEdge had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of comprehensive income for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were prepared as if the acquisition had occurred on January 1, 2013.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets and liabilities have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company has applied the accounting guidance for fair value measurements in accordance with U.S. GAAP. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The preliminary estimates and assumptions used to determine the preliminary purchase price allocation are subject to change during the measurement period, which is the time after the acquisition during which the acquirer obtains the information needed to identify and measure the consideration transferred, the assets acquired and the liabilities assumed, not to exceed one year from the acquisition date. Accordingly, the initial purchase price allocation in the unaudited condensed pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Any such measurement period adjustments could be material.

Blackbaud, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

Note 2. Preliminary purchase price allocation

The preliminary purchase price allocation is based upon a preliminary valuation of assets. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma condensed combined financial information and Blackbaud's future results of operations and financial position. The purchase price for MicroEdge was $160 million, subject to certain adjustments set forth in the purchase agreement, and was funded by cash on hand and borrowings of $140 million under the Company’s existing credit facility. The estimated goodwill recognized is attributable primarily to the opportunities for expected synergies from combining operations and the assembled workforce of MicroEdge. The preliminary purchase price allocation is as follows (in thousands):

Tangible assets acquired (liabilities assumed):
Net working capital, excluding deferred revenue	$9,721
Property and equipment	1,320
Other long-term assets	356
Deferred tax liability	(5,551)
Deferred revenue	(11,400)
Other long-term liabilities	(348)
Total tangible assets (liabilities), net	(5,902)
Finite-lived intangible assets:
Non-competition agreements	700
Trade names	2,600
Proprietary technology	25,400
Customer relationships	57,100
Total finite-lived intangible assets	85,800
Indefinite-lived intangible assets:
Trade names	1,600
Total identifiable intangible assets	87,400
Goodwill	78,502
Net assets acquired	$160,000

The acquired finite-lived intangible assets will be amortized over their estimated useful lives as follows:

	Basis of amortization	Amortization period (in years)	Weighted average amortization period (in years)
Customer relationships	Accelerated	9-13	11
Trade names	Straight-line	3-6	6
Proprietary technology	Straight-line	4-8	6
Non-compete agreements	Straight-line	3	3

The following table outlines the estimated future amortization expense associated with the acquired finite-lived intangible assets for each of the next five years:

Year ended December 31,	Amortization expense (in thousands)
2014 - remaining	$1,867
2015	8,376
2016	11,979
2017	14,229
2018	12,429
Total	$48,880

Blackbaud, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

Note 3. Pro forma adjustments

Adjustments have been made to this unaudited pro forma condensed combined financial information to reflect the following:

(a)
To reflect the cash consideration paid for the outstanding equity interests of MicroEdge and the debt incurred to fund the acquisition as described in Note 2. The $160 million acquisition was paid with $140 million in debt incurred to finance the acquisition and $20 million in cash on hand;

(b)
To record sales commissions in order to conform the accounting policy of MicroEdge to that of Blackbaud which is to defer sales commission costs when customer contracts are executed and subsequently recognize amounts deferred to expense as the related contract revenue is recognized. Also to record the impact of deferring sales commissions on retained earnings;

(c)	To record estimated deferred taxes assets and liabilities based on the initial allocation of the purchase price to the assets acquired and liabilities assumed;

(d)	To eliminate the historical goodwill and intangible assets of MicroEdge;

(e)
To eliminate historical debt and deferred debt issuance costs of MicroEdge since the Company did not acquire the outstanding debt of MicroEdge. Also to eliminate the related historical debt-related interest expense of MicroEdge;

(f)	To record the preliminary estimate of the fair value of goodwill as set forth in Note 2;

(g)	To record the preliminary estimate of the fair value of identifiable intangible assets resulting from the acquisition as set forth in Note 2;

(h)
To record deferred debt issuance costs and debt discount arising from the debt incurred to fund the acquisition and the cash outlay related to these amounts. Also to record the associated amortization of deferred debt issuance costs and accretion of debt discount;

(i)
To record accruals for transaction costs incurred in conjunction with Blackbaud's acquisition of MicroEdge that were not included in the historical financial statements. Also to record the impact on retained earnings of transaction costs. Resulting tax benefits related to these charges (deferred tax assets) have not been reflected as the Company is still evaluating the deductibility of various transaction expenses;

(j)
To eliminate the historical deferred rent liability of MicroEdge under the acquisition method of accounting. The reduction to rent expense is immaterial to the unaudited pro forma financial statements;

(k)	To eliminate related party transactions from the historical financial statements of MicroEdge which include management fee related accruals and expenses associated with previous owners;

(l)	To adjust deferred revenue to its preliminary estimate of fair value;

(m)	To eliminate the historical stockholders' equity of MicroEdge;

(n)	To eliminate historical intangible asset amortization expense of MicroEdge;

(o)	To record amortization expense on the identified intangible assets based on preliminary estimated fair values;

(p)	To eliminate transaction costs incurred in connection with the acquisition of MicroEdge that were included in the historical financial statements;

Blackbaud, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

(q)
To record interest expense associated with the $140 million in debt incurred to finance the acquisition which is assumed to be outstanding for the nine months ended September 30, 2014 and the year ended December 31, 2013 in the respective unaudited pro forma condensed combined statements of comprehensive income. Interest expense is based on the weighted average interest rate for the periods. A change in the interest rate of 1/8th of one percent would result in changes of $118,000 and $161,000 in interest expense for the nine months ended September 30, 2014 and for the year ended December 31, 2013, respectively;

(r)
To record interest expense associated with the interest rate swaps entered into to reduce the risk of interest rate variability on debt incurred to fund the acquisition. Also, to record the unrealized loss associated with the interest rate swaps;

(s)	To record a liability for state income taxes and a corresponding indemnification asset; and

(t)	To record the tax effect of pro forma adjustments at the estimated statutory tax rate of 39%.